Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	July 27, 2022
President
(310) 481-8484 Or
Eliott Trencher
Executive Vice President,
Chief Investment Officer,
Interim Chief Financial Officer
(310) 481-8587

KILROY REALTY CORPORATION REPORTS
SECOND QUARTER FINANCIAL RESULTS
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LOS ANGELES, July 27, 2022 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2022.

Second Quarter Highlights

Financial Results
•Revenues grew approximately 20% to $271.2 million for the quarter ended June 30, 2022, as compared to $226.0 million for the quarter ended June 30, 2021
•Net income available to common stockholders of $47.1 million, or $0.40 per diluted share, an increase of approximately 32% as compared to $35.8 million, or $0.30 per diluted share for the quarter ended June 30, 2021
•Funds from operations available to common stockholders and unitholders (“FFO”) of $139.4 million, or $1.17 per diluted share, an increase of approximately 33% as compared to $104.6 million, or $0.88 per diluted share for the quarter ended June 30, 2021

Stabilized Portfolio
•Stabilized portfolio was 91.4% occupied and 93.7% leased at June 30, 2022
•Signed approximately 249,000 square feet of new and renewing leases, including approximately 26,000 square feet in the development portfolio
◦GAAP and cash rents increased approximately 35.3% and 20.7%, respectively, from prior levels
•In April, commenced GAAP revenue recognition on the remaining phases of the approximately 619,000 square foot 333 Dexter office development project located in Seattle’s Lake Union submarket and added the building to the stabilized portfolio
•In July, signed approximately 73,000 square feet of new and renewing leases

Balance Sheet / Liquidity Highlights
•As of the date of this release, the company had approximately $1.2 billion of total liquidity comprised of approximately $120.0 million of cash and cash equivalents and full availability under the $1.1 billion unsecured revolving credit facility
•Investment grade credit rated with approximately 95% unsecured debt and no significant debt maturities until December 2024

Dividend
•Company’s Board of Directors declared and paid a regular quarterly cash dividend on its common stock of $0.52 per share, equivalent to an annual rate of $2.08 per share

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The company is providing an updated guidance range of NAREIT-defined FFO per diluted share for the full year 2022 of $4.53 to $4.63 per share, with a midpoint of $4.58 per share.

	Full Year 2022 Range
	Low End	High End
Net income available to common stockholders per share - diluted	$1.68	$1.78

Weighted average common shares outstanding - diluted (1)	117,150	117,150

Net income available to common stockholders	$197,000	$209,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	2,850	3,250
Net income attributable to noncontrolling interests in consolidated property partnerships	24,000	25,000
Depreciation and amortization of real estate assets	350,000	350,000
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(35,250)	(36,250)
Funds From Operations (2)	$538,600	$551,000

Weighted average common shares/units outstanding – diluted (3)	119,000	119,000

Funds From Operations per common share/unit – diluted (3)	$4.53	$4.63

Key 2022 assumptions:
•Dispositions of $200.0 million to $500.0 million
•Same Store Cash NOI growth of 5.0% to 6.0% (4)
•Year-end occupancy of approximately 91.0% to 92.0%
•Total remaining development spending of approximately $300.0 million to $350.0 million
 ________________________
(1)Calculated based on estimated weighted average shares outstanding including non-participating share-based awards.
(2)See management statement for Funds From Operations at end of release.
(3)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders and common unitholders.
(4)See management statement for Same Store Cash Net Operating Income on page 33 of our Supplemental Financial Report furnished on Form 8-K with this press release.

The company’s guidance estimates for the full year 2022, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. Although these guidance estimates reflect the impact on the company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the company’s capital needs, the particular assets being sold and the company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the company’s control. There can be no assurance that the company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
The company’s management will discuss second quarter results and the current business environment during the company’s July 28, 2022 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/attendee/405051510. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (844) 200-6205 and enter access code 296795 five to 10 minutes prior to the start time to allow time for registration. International callers should dial (929) 526-1599 and enter the same passcode. In order to bypass speaking to the operator on the day of the call, please pre-register anytime at https://www.incommglobalevents.com/registration/q4inc/9127/q2-2022-kilroy-realty-corporation-earnings-conference-call/. A replay of the conference call will be available via telephone on July 28, 2022 through August 4, 2022 by dialing (866) 813-9403 and entering passcode 873673. International callers should dial (929) 458-6194 and enter the same passcode. The replay will also be available on our website at http://investors.kilroyrealty.com/shareholders/investor-events/default.aspx.

About Kilroy Realty Corporation

Kilroy Realty Corporation (NYSE: KRC, the “company”, “Kilroy”) is a leading U.S. landlord and developer, with operations in San Diego, Greater Los Angeles, the San Francisco Bay Area, the Pacific Northwest and Austin, Texas. The company has earned global recognition for sustainability, building operations, innovation and design. As pioneers and innovators in the creation of a more sustainable real estate industry, the company’s approach to modern business environments helps drive creativity and productivity for some of the world’s leading technology, entertainment, life science and business services companies.

The company is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring and managing office, life science and mixed-use projects.

As of June 30, 2022, Kilroy’s stabilized portfolio totaled approximately 15.8 million square feet of primarily office and life science space that was 91.4% occupied and 93.7% leased. The company also had more than 1,000 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 93.7%. In addition, the company had three in-process life science redevelopment projects with total estimated redevelopment costs of $115.0 million, totaling approximately 344,000 square feet, and four in-process development projects with an estimated total investment of $1.8 billion, totaling approximately 1.9 million square feet of office and life science space. The in-process development and redevelopment office and life science space was 38% leased.

A Leader in Sustainability and Commitment to Corporate Social Responsibility
The company is listed on the Dow Jones Sustainability World Index and has been recognized by industry organizations around the world. The company’s office portfolio was 72% LEED certified and 42% Fitwel certified, and 77% of eligible properties were ENERGY STAR certified as of June 30, 2022.

The company has been recognized by GRESB as the listed sustainability leader in the Americas for eight of the last nine years. Other honors have included the National Association of Real Estate Investment Trust’s (NAREIT) Leader in the Light award for eight consecutive years and ENERGY STAR Partner of the Year for nine years as well as ENERGY STAR’s highest honor of Sustained Excellence, for the past seven years.

A big part of the company’s foundation is its commitment to enhancing employee growth, satisfaction and wellness while maintaining a diverse and thriving culture. For the third year in a row, the company has been named to Bloomberg’s Gender Equality Index—recognizing companies committed to supporting gender equality through policy development, representation, and transparency.

More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our quarterly report on Form 10-Q for the period ending June 30, 2022 to be filed on July 28, 2022 and in our annual report on Form 10-K for the year ended December 31, 2021 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$271,184	$225,983	$536,685	$461,629

Net income available to common stockholders	$47,105	$35,839	$100,233	$533,470

Weighted average common shares outstanding – basic	116,822	116,452	116,737	116,398
Weighted average common shares outstanding – diluted	117,185	116,917	117,123	116,860

Net income available to common stockholders per share – basic	$0.40	$0.30	$0.85	$4.58
Net income available to common stockholders per share – diluted	$0.40	$0.30	$0.85	$4.56

Funds From Operations (1)(2)	$139,353	$104,595	$277,119	$220,839

Weighted average common shares/units outstanding – basic (3)	118,584	118,340	118,606	118,337
Weighted average common shares/units outstanding – diluted (4)	118,946	118,806	118,992	118,798

Funds From Operations per common share/unit – basic (2)	$1.18	$0.88	$2.34	$1.87
Funds From Operations per common share/unit – diluted (2)	$1.17	$0.88	$2.33	$1.86

Common shares outstanding at end of period			116,871	116,454
Common partnership units outstanding at end of period			1,151	1,151
Total common shares and units outstanding at end of period			118,022	117,605

			June 30, 2022	June 30, 2021
Stabilized office portfolio occupancy rates: (5)
Greater Los Angeles			84.9%	86.7%
San Diego County			90.9%	91.0%
San Francisco Bay Area			93.1%	94.7%
Greater Seattle			97.8%	96.5%
Weighted average total			91.4%	91.8%

Total square feet of stabilized office properties owned at end of period: (5)
Greater Los Angeles			4,422	4,410
San Diego County			2,174	2,410
San Francisco Bay Area			6,212	5,528
Greater Seattle			3,000	1,804
Total			15,808	14,152
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(1)Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(3)Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for June 30, 2021 include the office properties that were sold subsequent to June 30, 2021.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	June 30, 2022	December 31, 2021
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,713,152	$1,731,982
Buildings and improvements	7,530,547	7,543,585
Undeveloped land and construction in progress	2,272,508	2,017,126
Total real estate assets held for investment	11,516,207	11,292,693
Accumulated depreciation and amortization	(2,104,990)	(2,003,656)
Total real estate assets held for investment, net	9,411,217	9,289,037

Cash and cash equivalents	210,044	414,077
Restricted cash	13,008	13,006
Marketable securities	22,988	27,475
Current receivables, net	13,268	14,386
Deferred rent receivables, net	435,549	405,665
Deferred leasing costs and acquisition-related intangible assets, net	217,026	234,458
Right of use ground lease assets	126,587	127,302
Prepaid expenses and other assets, net	65,554	57,991
TOTAL ASSETS	$10,515,241	$10,583,397

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$245,680	$248,367
Unsecured debt, net	3,822,482	3,820,383
Accounts payable, accrued expenses and other liabilities	357,253	391,264
Ground lease liabilities	125,277	125,550
Accrued dividends and distributions	61,880	61,850
Deferred revenue and acquisition-related intangible liabilities, net	176,845	171,151
Rents received in advance and tenant security deposits	73,273	74,962
Total liabilities	4,862,690	4,893,527

EQUITY:
Stockholders’ Equity
Common stock	1,169	1,165
Additional paid-in capital	5,151,705	5,155,232
Retained earnings	260,020	283,663
Total stockholders’ equity	5,412,894	5,440,060
Noncontrolling Interests
Common units of the Operating Partnership	53,289	53,746
Noncontrolling interests in consolidated property partnerships	186,368	196,064
Total noncontrolling interests	239,657	249,810
Total equity	5,652,551	5,689,870
TOTAL LIABILITIES AND EQUITY	$10,515,241	$10,583,397

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
REVENUES
Rental income	$268,576	$224,473	$531,784	$459,129
Other property income	2,608	1,510	4,901	2,500
Total revenues	271,184	225,983	536,685	461,629

EXPENSES
Property expenses	49,922	40,482	95,346	79,341
Real estate taxes	25,433	22,109	51,303	47,375
Ground leases	1,876	2,023	3,702	3,851
General and administrative expenses	22,120	24,507	44,901	46,492
Leasing costs	1,447	883	2,460	1,575
Depreciation and amortization	96,415	73,589	185,075	149,521
Total expenses	197,213	163,593	382,787	328,155

OTHER INCOME (EXPENSES)
Interest and other income, net	125	1,337	206	2,710
Interest expense	(20,121)	(21,390)	(40,746)	(43,724)
Gains on sales of depreciable operating properties	—	543	—	457,831
Total other (expenses) income	(19,996)	(19,510)	(40,540)	416,817

NET INCOME	53,975	42,880	113,358	550,291

Net income attributable to noncontrolling common units of the Operating Partnership	(515)	(354)	(1,031)	(5,240)
Net income attributable to noncontrolling interests in consolidated property partnerships	(6,355)	(6,687)	(12,094)	(11,581)
Total income attributable to noncontrolling interests	(6,870)	(7,041)	(13,125)	(16,821)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$47,105	$35,839	$100,233	$533,470

Weighted average common shares outstanding – basic	116,822	116,452	116,737	116,398
Weighted average common shares outstanding – diluted	117,185	116,917	117,123	116,860

Net income available to common stockholders per share – basic	$0.40	$0.30	$0.85	$4.58
Net income available to common stockholders per share – diluted	$0.40	$0.30	$0.85	$4.56

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income available to common stockholders	$47,105	$35,839	$100,233	$533,470
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	515	354	1,031	5,240
Net income attributable to noncontrolling interests in consolidated property partnerships	6,355	6,687	12,094	11,581
Depreciation and amortization of real estate assets	94,718	72,037	181,719	146,468
Gains on sales of depreciable real estate	—	(543)	—	(457,831)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(9,340)	(9,779)	(17,958)	(18,089)
Funds From Operations(1)(2)(3)	$139,353	$104,595	$277,119	$220,839

Weighted average common shares/units outstanding – basic (4)	118,584	118,340	118,606	118,337
Weighted average common shares/units outstanding – diluted (5)	118,946	118,806	118,992	118,798

Funds From Operations per common share/unit – basic (2)	$1.18	$0.88	$2.34	$1.87
Funds From Operations per common share/unit – diluted (2)	$1.17	$0.88	$2.33	$1.86
 ________________________
(1)We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)Reported amounts are attributable to common stockholders and common unitholders.

(3)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.9 million and $4.7 million for the three months ended June 30, 2022 and 2021, respectively, and $9.2 million and $8.9 million for the six months ended June 30, 2022 and 2021, respectively..

(4)Calculated based on weighted average shares outstanding including participating share-based awards (i.e. certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.